Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Nextpower Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Inducement Performance Stock Unit Awards	(1)	Other	810,733	$104.38	$84,624,310.54	0.0001381	$11,686.62
Equity	Class A Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Inducement Restricted Stock Unit Awards	(2)	Other	375,000	$104.38	$39,142,500.00	0.0001381	$5,405.58

Total Offering Amounts:						$123,766,810.54		17,092.20
Total Fee Offsets:								0.00
Net Fee Due:								$17,092.20

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Offering Note(s)

(1)	(a) In the event of a stock split, stock dividend or similar transaction involving the Registrant's Class A common stock, $0.0001par value per share ("Class A Common Stock"), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(b) The Proposed Maximum Offering Price Per Share is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high ($107.90) and low ($100.86) prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on July 14, 2026.

(c) The Registrant does not have any fee offsets.

(d) Rounded up to the nearest cent.
(2)	(a) In the event of a stock split, stock dividend or similar transaction involving the Class A Common Stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act.

(b) The Proposed Maximum Offering Price Per Share is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high ($107.90) and low ($100.86) prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on July 14, 2026.

(c) The Registrant does not have any fee offsets.

(d) Rounded up to the nearest cent.